Exhibit 99.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted,
Pursuant to §906 of the Sarbanes-Oxley Act of 2002

I, Edward O. Lanphier II, President and Chief Executive Officer of Sangamo BioSciences, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report of the Company on Form 10-Q for the quarterly period ending  March 31, 2003, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Edward O. Lanphier II

Edward O. Lanphier II
President and Chief Executive Officer
(Principal Executive Officer)
Date:	May 15, 2003